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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-1) pertaining to the registration of senior notes of Williams Communications Group, Inc. of our report dated April 7, 1999, except for the matters described in the third paragraph of Note 10 and Note 17, as to which the date is July 27, 1999, on the financial statements of Williams Communications Group, Inc. and our report dated July 27, 1999, on the financial statement schedule in Amendment No. 9 to the Registration Statement (No. 333-76007) on Form S-1 and related prospectus for the registration of common stock and in Amendment No. 8 to the Registration Statement (No. 333-76877) for the registration of senior notes of Williams Communications Group, Inc., filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP
                                        ----------------------------------------
                                                   ERNST & YOUNG LLP

Tulsa, Oklahoma
September 28, 1999